EX-99.906CERT


CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002


      The Chief Executive Officer and the Chief Financial Officer of Ambassador Funds (the "Registrant"), each certify to the best of his and her knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the semi-annual report for the period ended January 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.


A signed original of this written statement required by Section 906 has been provided to Ambassador Funds and will be retained by Ambassador Funds and furnished to the Securities and Exchange Commission or its staff upon request.


Chief Executive Officer:              Chief Financial Officer:

/S/ BRIAN T. JEFFRIES                 /S/ Maria C. De Nicolo
Brian T. Jeffries                     Maria C. De Nicolo
Date:  April 8, 2004                  Date:  April 8, 2004